Exhibit 10.4

QUAD/GRAPHICS, INC.

1990 STOCK OPTION PLAN

1.                                       Purpose. The purpose of the Quad/Graphics, Inc. 1990 Stock Option Plan (the “Plan”) is to promote the best interests of Quad/Graphics, Inc. (the “Company”) and its shareholders by providing key employees of the Company and its related corporations, as defined in Section 3, and members of the Company’s Board of Directors (the “Board”) who are not employees of the Company or its related corporations, with an opportunity to acquire or increase their proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company.  In addition, the opportunity to acquire or increase their proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability and persons of exceptional competence as members of the Board. It is intended that certain of the options issued pursuant to the Plan will constitute incentive stock options (“Incentive Stock Options”) within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”), and the remainder of the options issued pursuant to the Plan will constitute nonstatutory options. The Board shall determine which options are to be Incentive Stock Options and which are to be nonstatutory options and shall in each case enter into a written option agreement with the recipient thereof (an “Option Agreement”) setting forth the terms and conditions of the grant and the exercise of the subject option, as determined by the Board in accordance with the Plan.

2.                                       Administration. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board, in its complete and sole discretion, shall select the persons to whom options shall be granted; shall determine the type of options, the number and class of shares to be embraced in each option, the time at which the option is to be granted, the option period, the option price and the manner in which options become exercisable; and shall establish such other provisions of the Option Agreements as the Board may deem necessary or desirable. The Board may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interest of the Company. The interpretation by the Board of any provision of the Plan or an Option Agreement shall be final.

3.                                       Eligibility. Any key employee (“Employee”) of the Company, or its present and future parent corporation and/or subsidiaries, as defined in Sections 425(e) and (f) of the Code (“Related Corporations”), including any Employee who is a director of the Company or its Related Corporations, whose judgment, initiative and efforts contribute materially, in the opinion of the Board, to the successful performance of the Company or its Related Corporations, shall be eligible to receive any type of options under the Plan. In addition, any member of the Board (“Director”) who is not also an Employee of the Company or its Related Corporations shall be eligible to receive nonstatutory options under the Plan.

4.                                       Shares Subject to the Plan. The shares to be subject to options under the Plan shall, in the sole discretion of the Board, be shares of the Company’s Class A Common Stock, $0.025 par value (“Class A Stock”) or the Company’s Class B Common Stock, $0.025 par value (“Class B Stock” and, together with the Class A Stock, “Stock”), and may be either authorized and unissued or treasury shares. The total amount of Stock, in the combination of Class A Stock and Class B Stock determined by the Board, for which options may be granted under the Plan shall not exceed two million (2,000,000) shares, subject to adjustment as provided in Section 10, which number includes the Shares of Stock available as a result of the stock dividend declared by the Board immediately prior to the adoption of the Plan on April 12, 1990. In the event that an option granted under the Plan to any optionee expires, is cancelled or is terminated unexercised as to any shares of Stock covered thereby, then such shares thereafter shall be available for the granting of additional options under the Plan.

5.                                       Option Price. The option price per share of Stock shall be fixed by the Board, but shall be not less than 100% of the fair market value of the subject Stock on the date the option is granted. In the case of any Incentive Stock Option granted to an Employee who, at the time such option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Related Corporations (a “10% Shareholder”), the option price shall not be less than 110% of such fair market value. For this purpose, the fair market value of Stock shall be determined by the Board. For purposes of determining whether an Employee is a 10% Shareholder, there shall be taken into account both stock owned directly by the Employee and stock which is attributed to the Employee under Section 425(d) of the Code.

6.                                       Grant of Options. Subject to the terms and conditions of the Plan, the Board may, from time to time grant to such Employees or Directors as the Board may determine options to purchase such number of shares of Stock and on such terms and conditions as the Board may determine, provided that no Incentive Stock Options maybe granted after April 11, 2000. More than one option may be granted to the same optionee. The day on which the Board approves the granting of an option shall be considered as the date on which such option is granted.

7.                                       Option Period. Subject to the limits set forth in this Section 7, the Board shall determine and set forth in the particular Option Agreement the period during which each option may be exercised (the “Option Period”). The expiration date of the Option Period for any Incentive Stock Option granted to any Employee who, at the time the option is granted, is not a 10% Shareholder shall be no later than ten years after the date such option is granted. The expiration date of the Option Period for any Incentive Stock Option granted to any Employee who, at the time the option is granted, is a 10% Shareholder shall be no later than five years after the date such option is granted.

8.                                       Maximum Per Optionee. The aggregate fair market value, as determined by the Board, of Stock with respect to which Incentive Stock Options under the Plan and any other plans of the Company or its Related Corporations are exercisable by an Employee for the first time during any calendar year shall not exceed $100,000. To the extent the Code is amended from time to time to provide additional or different limitations on the grant of Incentive Stock Options, the foregoing limitation shall be considered to be amended accordingly. For purposes of this Section, the fair market value of Stock subject to an Incentive Stock Option shall be determined as of the date such Incentive Stock Option is granted.

9.                                       Exercise of Options. An option may be exercised, in whole or in part, in accordance with the terms of the particular Option Agreement to which the option is subject, but only within the Option Period and only by delivery to the Company of a written notice of exercise specifying the number of shares with respect to which the option is being exercised. Any notice of exercise shall be accompanied by full payment of the option price of the shares being purchased (a) in cash or its equivalent; (b) if allowed by the terms of the particular Option Agreement, by tendering shares of Stock (valued at their fair market value, as determined by the

Board, as of the date of exercise); or (c) if allowed by the terms of the particular Option Agreement, by any combination of (a) and (b).  No shares shall be issued until full payment therefor has been made or arranged, and the granting of an option to an individual shall give such individual no rights as a shareholder except as to shares actually issued to him or her upon proper exercise.

10.                                 Capital Adjustments Affecting Common Stock. In the event of any capital adjustment, whether resulting from a stock dividend, stock split, reorganization, split-off, split-up, merger, consolidation, combination or exchange of shares, extraordinary distribution or the like (but not including the stock dividend declared by the Board immediately prior to the adoption of the Plan on April 12, 1990), then the number and/or kind of shares of Stock subject to the Plan and the number and/or kind of shares under option in then-outstanding Option Agreements shall coincidentally be considered to be adjusted in a manner consistent with such capital adjustment. If any such adjusted number determined pursuant to the preceding sentence includes a fractional share, then such adjusted number shall be reduced to the next lower whole number without any offsetting or compensating adjustments. The option price per share of any shares under option shall similarly be considered to be adjusted so that there will be no disproportionate change in the aggregate purchase price payable upon exercise of any such option, except insofar as the number of shares subject to the Plan or an outstanding option is reduced to eliminate any fractional shares.

11.                                 Corporate Mergers and Other Consolidations. The Board may also grant options having terms and provisions which vary from those specified in the Plan provided that any options granted pursuant to this Section 11 are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition or other reorganization to which the Company is a party.

12.                                 Amendment of Plan. The Board shall have the right to amend the Plan at any time, provided that, unless approved by the shareholders of the Company, no amendment shall be made in the Plan which (a) materially modifies the eligibility requirements provided in

Section 3 or (b) increases the total number of shares of Stock, except as provided in Section 11, which may be purchased under the Plan by Employees or Directors as provided in Section 4.

13.                                 Effective Date and Term of Plan. The effective date of the Plan is April 12, 1990. The Plan shall terminate on such date as may be determined by the Board, provided, however, that no Incentive Stock Options may be granted under the Plan after April 11, 2000. Termination of the Plan, however, shall not affect the rights of optionees under options theretofore granted, and all unexpired options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

14.                                 Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to an optionee such amount as may be required for the purpose of satisfying the Company’s obligation to withhold federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require as a condition precedent to the issuance or transfer of any shares of Stock upon or after exercise of any option that the optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of, such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes. If the amount so requested is not paid, or if such arrangements are not made, the Company may refuse to issue or transfer shares of Stock upon or after exercise of the option.

With the consent of the Board, an optionee may be permitted to satisfy the Company’s withholding tax requirements by electing to have the Company withhold shares of Stock otherwise issuable to the optionee or to deliver to the Company shares of Stock having a fair market value on the date income is recognized pursuant to the exercise of an option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Board may determine.